AGREEMENT dated July 21, 1997 between  Continental  Healthcare Systems,
Inc., a Delaware corporation ("Continental"), and Digimedics Corp., a California corporation ("Digimedics").

         WHEREAS, Continental and Digimedics are parties to a certain Asset Purchase Agreement dated June 17, 1996 providing for, among other things, the purchase by Digimedics from Continental of certain assets relating to Continental's business of developing, selling and supporting computer software systems and providing management information systems for hospital pharmacies in the United States and other countries;

         WHEREAS, in connection with said Asset Purchase Agreement Continental and Digimedics also entered into a certain Agreement Regarding Collection of Accounts Receivable and Servicing of Customers as Related to Deferred Revenues dated June 17, 1996 ("Collection and Servicing Agreement"); and

         WHEREAS, Continental and Digimedics desire to modify certain provisions of the Collection and Servicing Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and sufficient consideration paid , the parties hereby agree as follows:

         1. The Collection and Servicing Agreement provides that Digimedics will assist Continental with the collection of Receivables (as defined in the Collection and Servicing Agreement) and in consideration therefor Continental will pay to Digimedics thirty percent (30%) of the amount of the Receivables actually collected. The Receivables are in two categories. "Billed Receivables" shall mean those Receivables that had been invoiced by Continental prior to June 17, 1996. The Billed Receivables totaled $2,315,354.40 at June 17, 1996 and are listed on the three pages of Schedule A to the Collection and Servicing Agreement headed "JUNEADJ". "Other Receivables" shall mean all Receivables other than the Billed Receivables. The Other Receivables totaled $2,870,465.21 at June 17, 1996 and are listed on the five pages of Schedule A to the Collection and Servicing Agreement captioned "Deferred Progress Billing".

Continental hereby assigns to Digimedics all of the Other Receivables to the extent they remain uncollected on the date of this Agreement. Digimedics shall retain one hundred percent (100%) of any amounts collected after the date of this Agreement with respect to the Other Receivables. This Agreement shall not modify the terms of the Collection and Servicing Agreement with respect to the Billed Receivables. Except as otherwise provided in the Collection and Servicing Agreement, Continental shall be entitled to seventy percent (70%) and Digimedics shall be entitled to thirty percent (30%) of the amount of Billed Receivables actually collected.


         2. The Collection and Servicing Agreement provides that Continental will pay Digimedics Deferred Revenues in the amount of $1,236,987 simultaneously with payment by Digimedics of its promissory note to Continental. Continental and Digimedics hereby agree that the amount to be paid by Continental to Digimedics with respect to the Deferred Revenues shall be reduced from $1,236,987 to $437,000. Digimedics acknowledges that Continental's obligation to pay the $437,000 has been satisfied in full on the date hereof. Continental shall have no further obligation to pay any amounts with respect to Deferred Revenues.

         3. Except Collection and Servicing Agreement shall remain in full force and effect, including without limitation the obligations of Mediware provided in paragraph 2(a) of the Collection and Servicing Agreement and the obligations of Continental provided in paragraph 2(d) of the Collection and Servicing Agreement.

         IN WITNESS WHEREOF, Continental and Digimedics have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                       CONTINENTAL HEALTHCARE SYSTEMS, INC.


                                      By:____________________________________

                                      Name:__________________________________

                                     Title:___________________________________



                                                 DIGIMEDICS CORP.


                                     By:_____________________________________

                                     Name:___________________________________

                                    Title:___________________________________